Exhibit 99.1

Oceaneering Reports Fourth Quarter and Full Year 2020 Results

HOUSTON, February 24, 2021 – Oceaneering International, Inc. ("Oceaneering") (NYSE:OII) today reported a net loss of $25.0 million, or $(0.25) per share, on revenue of $424 million for the three months ended December 31, 2020. Adjusted net income was $1.8 million, or $0.02 per share, reflecting the impact of $9.8 million of pre-tax adjustments associated with asset impairments and write-offs, restructuring and other expenses, and foreign exchange losses recognized during the quarter, and $9.6 million of discrete tax adjustments.

During the prior quarter ended September 30, 2020, Oceaneering reported a net loss of $79.4 million, or $(0.80) per share, on revenue of $440 million. Adjusted net loss was $17.6 million, or $(0.18) per share, reflecting the impact of $68.7 million of pre-tax adjustments associated with goodwill impairment, write-offs of fixed assets, inventory write-downs, restructuring expenses, and foreign exchange losses recognized during the quarter, and $6.3 million of discrete tax adjustments.

Adjusted operating income (loss), operating margins, net income (loss) and earnings (loss) per share, EBITDA and adjusted EBITDA (as well as EBITDA and adjusted EBITDA margins) and free cash flow are non-GAAP measures that exclude the impacts of certain identified items. Reconciliations to the corresponding GAAP measures are shown in the tables Adjusted Net Income (Loss) and Diluted Earnings (Loss) per Share (EPS), EBITDA and EBITDA Margins, 2021 Adjusted EBITDA Estimates, Free Cash Flow, Adjusted Operating Income (Loss) and Margins by Segment, and EBITDA and Adjusted EBITDA and Margins by Segment. These tables are included below under the caption Reconciliations of Non-GAAP to GAAP Financial Information.

Summary of Results
(in thousands, except per share amounts)

	Three Months Ended			Year Ended
	Dec 31,		Sep 30,	Dec 31,

	2020	2019	2020	2020	2019

Revenue	$424,262	$560,810	$439,743	$1,827,889	$2,048,124
Gross Margin	45,001	(20,387)	29,651	163,941	98,244
Income (Loss) from Operations	480	(254,170)	(60,620)	(446,079)	(290,713)
Net Income (Loss)	(25,000)	(262,912)	(79,365)	(496,751)	(348,444)

Diluted Earnings (Loss) Per Share	$(0.25)	$(2.66)	$(0.80)	$(5.01)	$(3.52)

For the full year 2020:
•Consolidated Adjusted EBITDA was $184 million
•Consolidated Adjusted Operating Income was $20.6 million
•Cash flow from operations was $137 million and free cash flow was $76.0 million
•Cash position increased by $78.4 million, from $374 million to $452 million
•Cost improvement activities achieved the high end of $125 million to $160 million guidance range issued in the second quarter 2020

As of December 31, 2020:
•Remotely Operated Vehicles (ROV): fleet count was 250; Q4 fleet utilization was 54%; and Q4 average revenue per day on hire was $7,325
•Manufactured Products backlog was $266 million and trailing 12-month book-to-bill ratio was 0.4

Roderick A. Larson, President and Chief Executive Officer of Oceaneering, stated, "We were pleased that our consolidated fourth quarter adjusted EBITDA of $47.1 million was sequentially higher than the third quarter 2020 and exceeded both our guidance and consensus estimates. Each of our five operating segments recorded sequential improvement in adjusted operating income and adjusted EBITDA, despite lower revenue in three out of the five segments. Fourth quarter 2020 consolidated adjusted operating income of $9.6 million was the best quarterly performance in 2020 and $4.0 million higher than in the third quarter. Free cash flow generated during the fourth quarter 2020 was $89.4 million. As a result of good operating cash flow, working capital efficiencies, and capital expenditure discipline, our cash position increased by $93.2 million during the fourth quarter 2020. As of December 31, 2020, our cash position stood at $452 million.

"Our fourth quarter 2020 Subsea Robotics (SSR) adjusted operating income improved on lower revenue. Adjusted fourth quarter operating results included recognition of approximately $3.0 million of cost structure improvements achieved throughout 2020. Consequently, our SSR quarterly adjusted EBITDA margin of 33% was better than expected, up from the 31% achieved during the third quarter 2020, and consistent with the margin achieved during the first nine months of 2020.

"Sequentially, our fourth quarter 2020 ROV fleet count remained at 250 systems. ROV days on hire declined 8% as compared to the third quarter 2020 due to expected lower seasonal activity. Sequentially, our days on hire declined for both drill support and vessel-based services. Fleet utilization declined to 54% in the fourth quarter 2020 from 59% in the third quarter 2020. Average ROV revenue per day of on hire of $7,325 was 1% higher over the third quarter.

"Our ROV fleet use during the quarter was 60% in drill support and 40% in vessel-based activity. As of December 31, 2020, we had ROV contracts on 75 of the 129 floating rigs under contract, or 58%, a slight market share increase from September 30, 2020, when we had ROV contracts on 76 of the 133 floating rigs under contract, or 57%. Subject to quarterly variances, we continue to expect our drill support market share to generally approximate 60%.

"Manufactured Products (MP) fourth quarter 2020 adjusted operating income improved from the third quarter on lower segment revenue which was adversely affected by supplier-related delays in our energy products businesses. Adjusted operating income margin increased to 9% in the fourth quarter 2020, from 5% in the third quarter of 2020, due primarily to favorable contract close-outs and supply chain savings. The COVID-19 pandemic continued to dampen demand for our mobility solutions products during the fourth quarter 2020. Our Manufactured Products backlog on December 31, 2020 was $266 million, compared to our September 30, 2020 backlog of $318 million. Our book-to-bill ratio was 0.4 for the full year 2020, as compared with the trailing 12-month book-to-bill of 0.5 at September 30, 2020.

"Our fourth quarter 2020 Offshore Projects Group (OPG) adjusted operating income increased on lower revenue. Revenue declined less than expected, as the Gulf of Mexico (GoM) experienced higher amounts of installation work and intervention, maintenance, and repair (IMR) activities with customers having pushed work into the fourth quarter due to several third quarter 2020 hurricanes. The sequential increase in adjusted operating income was due to better activity-based pricing in the GoM and continued cost improvement. During the quarter, engineering work continued on the Angola riserless light well intervention project.

"Integrity Management and Digital Solutions (IMDS) fourth quarter 2020 adjusted operating income was higher than third quarter on a marginal increase in revenue. The improvement in adjusted operating income was largely driven by more effective use of personnel, as we continue to transform how and where work is performed.

"Aerospace and Defense Technologies (ADTech) fourth quarter 2020 adjusted operating income improved from the third quarter on higher revenue. Adjusted operating income margin rose as a result of project mix and better-than-expected performance in our subsea defense technologies business. At the corporate level, Unallocated Expenses were higher primarily due to increased incentive compensation accruals related to better fourth quarter operating and financial performance.

"For the year, activity levels and operating performance within our energy segments were lower than originally projected for 2020. The COVID-19 pandemic negatively impacted operator investments in oil and gas projects, due to a decline in crude oil demand and pricing, and entertainment business spending, due to limited theme park attendance. Activity levels and performance within our ADTech segment met expectations for the year.

"Compared to 2019, our 2020 consolidated revenue declined 11% to $1.8 billion, with revenue decreases in each of our four energy segments being partially offset by the revenue increase in ADTech. 2020 operating performance benefited considerably from the cost improvement measures instituted during the year, despite the headwinds of lower activity in our energy segments. Consolidated 2020 adjusted operating results and adjusted EBITDA improved by $59.6 million and $19.5 million, respectively, led by our Manufactured Products and ADTech segments. In 2020, each of our operating segments, with the exception of OPG, contributed positive adjusted operating income, and all our operating segments contributed positive adjusted EBITDA. Overall, we generated adjusted EBITDA of $184 million. We generated $137 million in cash flow from operations and invested $60.7 million in capital expenditures. We ended the year with $452 million in cash.

"We anticipate our full year 2021 to yield positive free cash flow in excess of the amount generated in 2020, and the midpoint of our consolidated adjusted EBITDA range to approximate 2020 consolidated adjusted EBITDA. Based on year-end 2020 backlog and anticipated order intake, we forecast generally flat consolidated revenue, with higher revenue in ADTech and IMDS to offset substantially lower revenue from our Manufactured Products segment. We forecast relatively flat revenue in our SSR and OPG segments. These projections assume no significant incremental COVID-19 impacts and generally stable oil and gas prices. For the year, we anticipate generating $160 million to $210 million of adjusted EBITDA, with positive operating income and adjusted EBITDA contributions from each of our operating segments. Apart from seasonality, we view pricing and margins in the current energy markets to be stable. We forecast improved annual operating results in our SSR, OPG, IMDS, and ADTech segments, and lower operating results in our Manufactured Products segment.

"For SSR, our forecast for improved results is based on essentially flat ROV days on hire, minor shifts in geographic mix, and generally stable pricing. Results for tooling-based services are expected to be flat, with activity levels generally following ROV days on hire. Survey results are projected to improve on higher geoscience activity. We forecast adjusted EBITDA margins to be consistent with those achieved in 2020.

"We expect Manufactured Products segment performance to decline, primarily as a result of the decreased order intake in our energy businesses during 2020. We continue to closely monitor the impact of the COVID-19 pandemic on our mobility solutions businesses, and currently expect to see marginally higher activity and contribution from these businesses in 2021. We forecast that our operating income margins will be in the low- to mid-single digit range for the year.

"OPG operating results are expected to improve in 2021, on generally stable offshore activity and margins, as compared to the last half of 2020. Operating results and adjusted EBITDA are forecast to improve, largely due to the efficiency and cost improvement measures implemented in 2020 and improved year-over-year contribution from our Angola riserless light well intervention campaign. Vessel day rates remain competitive but stable, and we expect to see opportunities for pricing improvements during periods of higher activity. We also anticipate reduced charter obligations and increased flexibility on third-party vessels and an overall improvement in fleet utilization. As has been the case over the last several years, this segment has the highest amount of speculative work incorporated in our guidance.

"IMDS results are forecast to improve on higher revenue, with the operating income margin averaging in the high-single digit range for the year. Good order intake at the end of 2020 is expected to begin benefiting the business in the second quarter of 2021.

"Our 2021 ADTech revenue is expected to be higher, producing improved results with operating income margins consistent with those achieved in 2020. Growth in this segment is expected to be broad-based, with revenue growth in each of our three government-focused businesses.

"For 2021, we anticipate Unallocated Expenses to average in the low- to mid-$30 million range per quarter as we forecast higher accrual rates for projected short- and long-term performance-based incentive compensation expense, as compared to 2020.

"Interest expense, net of interest income, is expected to be approximately $40 million, and we expect our 2021 cash tax payments to be in the range of $35 million to $40 million. This includes taxes incurred in countries that impose tax on the basis of in-country revenue and bear no relationship to the profitability of such operations. These cash tax payments do not include the impact of approximately $28 million of CARES Act tax refunds expected to be received in 2021.

"Our first quarter 2021 adjusted EBITDA is forecast to be in the range of $45 million to $50 million on sequentially higher revenue. We expect sequentially lower activity and operating results in our SSR and MP segments, sequentially higher revenue and operating results in our IMDS segment, and sequentially higher revenue and relatively flat operating results in our ADTech segment. OPG operating results are forecast to improve compared to the fourth quarter of 2020 on substantially higher revenue as we have commenced operations on the Angola riserless light well intervention project.

"Our priority continues to be generating cash. In 2021, we expect to generate positive free cash flow in excess of the amount generated in 2020. We forecast our organic capital expenditures to total between $50 million and $70 million. This includes approximately $35 million to $40 million of maintenance capital expenditures and $15 million to $30 million of growth capital expenditures. We remain committed to maintaining strong liquidity and believe that our cash position, undrawn revolving credit facility, and debt maturity profile should provide us ample resources and time to address potential opportunities to improve our returns."

This release contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995, including, without limitation, statements as to the expectations, beliefs, future expected business and financial performance and prospects of Oceaneering. More specifically, the forward-looking statements in this press release include the statements about Oceaneering’s: backlog, to the extent backlog may be an indicator of future revenue or profitability; anticipated full year 2021 free cash flow and other consolidated financial results and the associated comparisons and explanations; expected 2021 activity in individual segments; financial results outlook for the full year and first quarter 2021, including anticipated revenue, costs, operating income, operating results, operating income margins, Adjusted EBITDA, Adjusted EBITDA contributions, and Adjusted EBITDA margins from each of our operating segments, and the associated comparisons and explanations, including speculative work for our OPG segment; assessment of the current energy markets; demand and activity levels in our business units; characterization of and timing of benefits from order intake at the end of 2020; anticipated full year 2021 and quarterly Unallocated Expenses and the associated explanations; expectations about full year 2021 interest expense, income tax payments, and CARES Act tax refunds, and the associated explanations; expected 2021 capital expenditures; and characterization of our liquidity, cash position, revolving credit facility, and debt maturity profile.

The forward-looking statements included in this release are based on our current expectations and are subject to certain risks, assumptions, trends and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements. Among the factors that could cause actual results to differ materially include: factors affecting the level of activity in the oil and gas industry, including worldwide demand for and prices of oil and natural gas, oil and natural gas production growth and the supply and demand of offshore drilling rigs; decisions about offshore developments to be made by oil and gas exploration, development and production companies; actions by members of OPEC and other oil-exporting countries; the use of subsea completions and our ability to capture associated market share; general economic and business conditions and industry trends; the strength of the industry segments in which we are involved; cancellations of contracts, change orders and other contractual modifications and the resulting adjustments to our backlog; collections from our customers; our future financial performance, including as a result of the availability, terms and deployment of capital; the consequences of significant changes in currency exchange rates; the volatility and uncertainties of credit markets; changes in tax laws, regulations and interpretation by taxing authorities; changes in, or our ability to comply with, other laws and governmental regulations, including those relating to the environment; the effects of competition; the continuing effects of the COVID-19 pandemic and any other public health threats that could limit access to customers', vendors' or our facilities or offices, impose travel restrictions on our personnel, or otherwise adversely affect our operations or demand for our services; the continued availability of qualified personnel; our ability to obtain raw materials and parts on a timely basis and, in some cases, from limited sources; operating risks normally incident to offshore exploration, development and production operations; hurricanes and other adverse weather and sea conditions; cost and time associated with drydocking of our vessels; the highly competitive nature of our businesses; adverse outcomes from legal or regulatory proceedings; the risks associated with integrating businesses we acquire; rapid technological changes; and social, political, military and economic situations in foreign countries where we do business and the possibilities of civil disturbances, war, other armed conflicts or terrorist attacks. For a more complete discussion of these and other risk factors, please see Oceaneering’s latest annual report on Form 10-K and subsequent quarterly reports on Form 10Q filed with the Securities and Exchange Commission. You should not place undue reliance on forward-looking statements. Except to the extent required by applicable law, Oceaneering undertakes no obligation to update or revise any forward-looking statement.

Oceaneering is a global provider of engineered services and products, primarily to the offshore energy industry. Through the use of its applied technology expertise, Oceaneering also serves the defense, aerospace, and entertainment industries.

For more information on Oceaneering, please visit www.oceaneering.com.

Contact:
Mark Peterson
Vice President, Corporate Development and Investor Relations
Oceaneering International, Inc.
713-329-4507
investorrelations@oceaneering.com

- Tables follow on next page -

OCEANEERING INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

				Dec 31, 2020	Dec 31, 2019
				(in thousands)
ASSETS
Current assets (including cash and cash equivalents of $452,016 and $373,655)				$1,170,263	$1,244,436
Net property and equipment				591,107	776,532
Other assets				284,472	719,695
Total Assets				$2,045,842	$2,740,663

LIABILITIES AND EQUITY
Current liabilities				$437,116	$600,956
Long-term debt				805,251	796,516
Other long-term liabilities				245,318	267,782
Equity				558,157	1,075,409
Total Liabilities and Equity				$2,045,842	$2,740,663

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended			For the Year Ended
	Dec 31, 2020	Dec 31, 2019	Sep 30, 2020	Dec 31, 2020	Dec 31, 2019
	(in thousands, except per share amounts)

Revenue	$424,262	$560,810	$439,743	$1,827,889	$2,048,124
Cost of services and products	379,261	581,197	410,092	1,663,948	1,949,880
Gross margin	45,001	(20,387)	29,651	163,941	98,244
Selling, general and administrative expense	42,839	59,717	49,396	195,695	214,891
Long-lived assets impairments	1,682	159,353	—	70,445	159,353
Goodwill impairment	—	14,713	40,875	343,880	14,713
Income (loss) from operations	480	(254,170)	(60,620)	(446,079)	(290,713)
Interest income	881	1,352	414	3,083	7,893
Interest expense, net of amounts capitalized	(10,577)	(11,706)	(9,250)	(43,900)	(42,711)
Equity in income (losses) of unconsolidated affiliates	266	941	131	2,268	1,331
Other income (expense), net	(645)	(3,687)	(2,836)	(14,269)	(6,621)
Income (loss) before income taxes	(9,595)	(267,270)	(72,161)	(498,897)	(330,821)
Provision (benefit) for income taxes	15,405	(4,358)	7,204	(2,146)	17,623
Net Income (Loss)	$(25,000)	$(262,912)	$(79,365)	$(496,751)	$(348,444)

Weighted average diluted shares outstanding	99,306	98,930	99,297	99,233	98,876
Diluted earnings (loss) per share	$(0.25)	$(2.66)	$(0.80)	$(5.01)	$(3.52)

The above Condensed Consolidated Balance Sheets and Condensed Consolidated Statements of Operations should be read in conjunction with the Company's latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

SEGMENT INFORMATION

	For the Three Months Ended			For the Year Ended
	Dec 31, 2020	Dec 31, 2019 *	Sep 30, 2020	Dec 31, 2020	Dec 31, 2019 *
	($ in thousands)
Subsea Robotics (SSR)
Revenue	$114,711	$151,104	$119,617	$493,332	$583,652
Gross margin	$24,777	$(8,228)	$13,378	$78,952	$57,601
Operating income (loss)	$14,477	$(21,650)	$2,127	$(65,817)	$11,627
Operating income (loss) %	13%	(14)%	2%	(13)%	2%
ROV Days available	22,999	25,576	23,000	91,499	100,480
ROV Days utilized	12,456	14,836	13,601	54,411	58,347
ROV Utilization	54%	58%	59%	59%	58%

Manufactured Products (MP)
Revenue	$99,899	$163,862	$110,416	$477,419	$498,350
Gross margin	$20,092	$16,789	$11,242	$62,962	$48,865
Operating income (loss)	$12,218	$4,660	$(38,198)	$(88,253)	$5,730
Operating income (loss) %	12%	3%	(35)%	(18)%	1%
Backlog at end of period	$266,000	$548,000	$318,000	$266,000	$548,000

Offshore Projects Group (OPG)
Revenue	$67,821	$91,773	$73,212	$289,127	$380,966
Gross margin	$(2,367)	$(15,824)	$(1,633)	$1,265	$4,339
Operating income (loss)	$(9,940)	$(167,221)	$(12,282)	$(105,680)	$(170,013)
Operating income (loss) %	(15)%	(182)%	(17)%	(37)%	(45)%

Integrity Management & Digital Solutions (IMDS)
Revenue	$54,307	$68,029	$53,933	$226,938	$266,086
Gross margin	$7,396	$(6,133)	$7,129	$29,772	$15,361
Operating income (loss)	$892	$(48,858)	$793	$(121,675)	$(52,527)
Operating income (loss) %	2%	(72)%	1%	(54)%	(20)%

Aerospace and Defense Technologies (ADTech)
Revenue	$87,524	$86,042	$82,565	$341,073	$319,070
Gross margin	$20,328	$17,228	$16,668	$71,794	$60,462
Operating income (loss)	$16,525	$12,360	$13,097	$56,023	$42,574
Operating income (loss) %	19%	14%	16%	16%	13%

Unallocated Expenses
Gross margin	$(25,225)	$(24,219)	$(17,133)	$(80,804)	$(88,384)
Operating income (loss)	$(33,692)	$(33,461)	$(26,157)	$(120,677)	$(128,104)

Total
Revenue	$424,262	$560,810	$439,743	$1,827,889	$2,048,124
Gross margin	$45,001	$(20,387)	$29,651	$163,941	$98,244
Operating income (loss)	$480	$(254,170)	$(60,620)	$(446,079)	$(290,713)
Operating income (loss) %	—%	(45)%	(14)%	(24)%	(14)%

The above Segment Information does not include adjustments for non-recurring transactions. See the tables in our Reconciliations of Non-GAAP to GAAP Financial Information section for financial measures that management considers representative of our ongoing operations.

* Recast to reflect segment changes.

SELECTED CASH FLOW INFORMATION

	For the Three Months Ended			For the Year Ended
	Dec 31, 2020	Dec 31, 2019	Sep 30, 2020	Dec 31, 2020	Dec 31, 2019
	(in thousands)

Capital Expenditures, including Acquisitions	$14,847	$18,837	$7,980	$60,687	147,684

	For the Three Months Ended			For the Year Ended
	Dec 31, 2020	Dec 31, 2019 *	Sep 30, 2020	Dec 31, 2020	Dec 31, 2019 *
	(in thousands)
Depreciation and amortization:
Energy Services and Products
Subsea Robotics	$23,210	$44,170	$25,144	$212,621	$140,087
Manufactured Products	3,193	5,779	44,028	66,772	20,732
Offshore Projects Group	16,979	27,286	15,147	115,288	58,044
Integrity Management & Digital Solutions	1,255	30,990	866	127,221	37,160
Total Energy Services and Products	44,637	108,225	85,185	521,902	256,023
Aerospace and Defense Technologies	667	646	654	2,666	2,644
Unallocated Expenses	1,146	1,199	1,712	4,327	4,760
Total Depreciation and Amortization	$46,450	$110,070	$87,551	$528,895	$263,427

In the three months ended December 31, 2020, goodwill and long-lived asset impairment expense, reflected in the depreciation and amortization expense above, was $9.6 million.
In the three months ended September 30, 2020, goodwill and long-lived asset impairment expense, reflected in the depreciation and amortization expense above, was $48 million.
In the year ended December 31, 2020, goodwill and long-lived asset impairment expense, reflected in the depreciation and amortization expense above, was $368 million.
In the three months and year ended December 31, 2019, goodwill and long-lived asset impairment expense, reflected in the depreciation and amortization expense above, was $59 million.

* Recast to reflect segment changes.

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION

In addition to financial results determined in accordance with U.S. generally accepted accounting principles ("GAAP"), this Press Release also includes non-GAAP financial measures (as defined under SEC Regulation G). We have included Adjusted Net Income (Loss) and Diluted Earnings (Loss) per Share, each of which excludes the effects of certain specified items, as set forth in the tables that follow. As a result, these amounts are non-GAAP financial measures. We believe these are useful measures for investors to review because they provide consistent measures of the underlying results of our ongoing business. Furthermore, our management uses these measures as measures of the performance of our operations. We have also included disclosures of Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), EBITDA Margins, 2021 Adjusted EBITDA Estimates, and Free Cash Flow, as well as the following by segment: Adjusted Operating Income and Margins, EBITDA, EBITDA Margins, Adjusted EBITDA and Adjusted EBITDA Margins. We define EBITDA Margin as EBITDA divided by revenue. Adjusted EBITDA and Adjusted EBITDA Margins as well as Adjusted Operating Income and Margin and related information by segment exclude the effects of certain specified items, as set forth in the tables that follow. EBITDA and EBITDA Margins, Adjusted EBITDA and Adjusted EBITDA Margins, and Adjusted Operating Income and Margin and related information by segment are each non-GAAP financial measures. We define Free Cash Flow as cash flow provided by operating activities less organic capital expenditures (i.e., purchases of property and equipment other than those in business acquisitions). We have included these disclosures in this press release because EBITDA, EBITDA Margins and Free Cash Flow are widely used by investors for valuation and comparing our financial performance with the performance of other companies in our industry, and the adjusted amounts thereof (as well as Adjusted Operating Income and Margin by Segment) provide more consistent measures than the unadjusted amounts. Furthermore, our management uses these measures for purposes of evaluating our financial performance. Our presentation of EBITDA, EBITDA Margins and Free Cash Flow (and the Adjusted amounts thereof) may not be comparable to similarly titled measures other companies report. Non-GAAP financial measures should be viewed in addition to and not as substitutes for our reported operating results, cash flows or any other measure prepared and reported in accordance with GAAP. The tables that follow provide reconciliations of the non-GAAP measures used in this press release to the most directly comparable GAAP measures.

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Net Income (Loss) and Diluted Earnings (Loss) per Share (EPS)

	For the Three Months Ended
	Dec 31, 2020		Dec 31, 2019		Sep 30, 2020
	Net Income (Loss)	Diluted EPS	Net Income (Loss)	Diluted EPS	Net Income (Loss)	Diluted EPS
	(in thousands, except per share amounts)

Net income (loss) and diluted EPS as reported in accordance with GAAP	$(25,000)	$(0.25)	$(262,912)	$(2.66)	$(79,365)	$(0.80)
Pre-tax adjustments for the effects of:
Long-lived assets impairments	1,682		159,353		—
Long-lived assets write-offs	9,571		44,653		7,243
Inventory write-downs	—		21,285		7,038
Goodwill impairment	—		14,713		40,875
Restructuring expenses and other	(2,176)		11,751		11,048
Foreign currency (gains) losses	720		3,477		2,462
Total pre-tax adjustments	9,797		255,232		68,666

Tax effect on pre-tax adjustments at the applicable jurisdictional statutory rate in effect for respective periods	7,432		(50,653)		(13,211)
Discrete tax items:
Share-based compensation	13		2		16
Uncertain tax positions	3,033		1,276		(55)
U.S. CARES Act	—		—		—
Tax reform	—		272		—
Valuation allowances	5,635		59,667		6,599
Other	889		(356)		(278)
Total discrete tax adjustments	9,570		60,861		6,282
Total of adjustments	26,799		265,440		61,737
Adjusted Net Income (Loss)	$1,799	$0.02	$2,528	$0.03	$(17,628)	$(0.18)
Weighted average diluted shares outstanding utilized for Adjusted Net Income (Loss)		99,712		99,721		99,297

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Net Income (Loss) and Diluted Earnings (Loss) per Share (EPS)

	For the Year Ended
	Dec 31, 2020		Dec 31, 2019
	Net Income (Loss)	Diluted EPS	Net Income (Loss)	Diluted EPS
	(in thousands, except per share amounts)

Net income (loss) and diluted EPS as reported in accordance with GAAP	$(496,751)	$(5.01)	$(348,444)	$(3.52)
Pre-tax adjustments for the effects of:
Long-lived assets impairments	70,445		159,353
Long-lived assets write-offs	24,142		44,653
Inventory write-downs	7,038		21,285
Goodwill impairment	343,880		14,713
Restructuring expenses and other	21,210		11,751
Foreign currency (gains) losses	14,140		6,320
Total pre-tax adjustments	480,855		258,075

Tax effect on pre-tax adjustments at the applicable jurisdictional statutory rate in effect for respective periods	(53,465)		(51,250)
Discrete tax items:
Share-based compensation	1,032		989
Uncertain tax positions	(5,939)		3,046
U.S. CARES Act	(32,625)		—
Tax reform	—		(8,220)
Valuation allowances	80,687		61,174
Other	(326)		2,018
Total discrete tax adjustments	42,829		59,007
Total of adjustments	470,219		265,832
Adjusted Net Income (Loss)	$(26,532)	$(0.27)	$(82,612)	$(0.84)
Weighted average diluted shares outstanding utilized for Adjusted Net Income (Loss)		99,233		98,876

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins

	For the Three Months Ended			For the Year Ended
	Dec 31, 2020	Dec 31, 2019	Sep 30, 2020	Dec 31, 2020	Dec 31, 2019
	($ in thousands)

Net income (loss)	$(25,000)	$(262,912)	$(79,365)	$(496,751)	$(348,444)
Depreciation and amortization	46,450	110,070	87,551	528,895	263,427
Subtotal	21,450	(152,842)	8,186	32,144	(85,017)
Interest expense, net of interest income	9,696	10,354	8,836	40,817	34,818
Amortization included in interest expense	322	(335)	317	639	(1,345)
Provision (benefit) for income taxes	15,405	(4,358)	7,204	(2,146)	17,623
EBITDA	46,873	(147,181)	24,543	71,454	(33,921)
Adjustments for the effects of:
Long-lived assets impairments	1,682	159,353	—	70,445	159,353
Inventory write-downs	—	21,285	7,038	7,038	21,285
Restructuring expenses and other	(2,176)	11,751	11,048	21,210	11,751
Foreign currency (gains) losses	720	3,477	2,462	14,140	6,320
Total of adjustments	226	195,866	20,548	112,833	198,709
Adjusted EBITDA	$47,099	$48,685	$45,091	$184,287	$164,788

Revenue	$424,262	$560,810	$439,743	$1,827,889	$2,048,124

EBITDA margin %	11%	(26)%	6%	4%	(2)%
Adjusted EBITDA margin %	11%	9%	10%	10%	8%

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Free Cash Flow

	For the Three Months Ended			For the Year Ended
	Dec 31, 2020	Dec 31, 2019	Sep 30, 2020	Dec 31, 2020	Dec 31, 2019
	(in thousands)
Net Income (loss)	$(25,000)	$(262,912)	$(79,365)	$(496,751)	$(348,444)
Non-cash adjustments:
Depreciation and amortization, including goodwill impairment	46,450	110,070	87,551	528,895	263,427
Long-lived assets impairments	1,682	159,353	—	70,445	159,353
Other non-cash	4,209	21,340	9,423	9,047	16,436
Other increases (decreases) in cash from operating activities	76,943	17,551	9,386	25,011	66,797
Cash flow provided by (used in) operating activities	104,284	45,402	26,995	136,647	157,569
Purchases of property and equipment	(14,847)	(18,837)	(7,980)	(60,687)	(147,684)
Free Cash Flow	$89,437	$26,565	$19,015	$75,960	$9,885

2021 Adjusted EBITDA Estimates

				For the Year Ended
				December 31, 2021
				Low	High
				(in thousands)
Income (loss) before income taxes				$(25,000)	$20,000
Depreciation and amortization				145,000	150,000
Subtotal				120,000	170,000
Interest expense, net of interest income				40,000	40,000
Adjusted EBITDA				$160,000	$210,000

				For the Three Months Ended
				March 31, 2021
				Low	High
				(in thousands)
Income (loss) before income taxes				$—	$3,000
Depreciation and amortization				35,000	37,000
Subtotal				35,000	40,000
Interest expense, net of interest income				10,000	10,000
Adjusted EBITDA				$45,000	$50,000

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Operating Income (Loss) and Margins by Segment

	For the Three Months Ended December 31, 2020
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$14,477	$12,218	$(9,940)	$892	$16,525	$(33,692)	$480
Adjustments for the effects of:
Long-lived assets impairments	—	—	1,304	378	—	—	1,682
Long-lived assets write-offs	—	—	9,401	170	—	—	9,571
Restructuring expenses and other	221	(3,489)	643	422	27	—	(2,176)
Total of adjustments	221	(3,489)	11,348	970	27	—	9,077

Adjusted Operating Income (Loss)	$14,698	$8,729	$1,408	$1,862	$16,552	$(33,692)	$9,557

Revenue	$114,711	$99,899	$67,821	$54,307	$87,524		$424,262
Operating income (loss) % as reported in accordance with GAAP	13%	12%	(15)%	2%	19%		—%
Operating income (loss)% using adjusted amounts	13%	9%	2%	3%	19%		2%

	For the Three Months Ended December 31, 2019 *
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$(21,650)	$4,660	$(167,221)	$(48,858)	$12,360	$(33,461)	$(254,170)
Adjustments for the effects of:
Long-lived assets impairments	—	—	142,615	16,738	—	—	159,353
Long-lived assets write-offs	11,340	482	18,723	14,108	—	—	44,653
Inventory write-downs	15,433	2,107	2,771	719	255	—	21,285
Goodwill impairment	—	—	—	14,713	—	—	14,713
Restructuring expenses and other	4,228	757	3,526	3,082	102	56	11,751
Total of adjustments	31,001	3,346	167,635	49,360	357	56	251,755

Adjusted Operating Income (Loss)	$9,351	$8,006	$414	$502	$12,717	$(33,405)	$(2,415)

Revenue	$151,104	$163,862	$91,773	$68,029	$86,042		$560,810
Operating income (loss) % as reported in accordance with GAAP	(14)%	3%	(182)%	(72)%	14%		(45)%
Operating income (loss)% using adjusted amounts	6%	5%	—%	1%	15%		—%

* Recast to reflect segment changes.

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Operating Income (Loss) and Margins by Segment

	For the Three Months Ended September 30, 2020
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$2,127	$(38,198)	$(12,282)	$793	$13,097	$(26,157)	$(60,620)
Adjustments for the effects of:
Long-lived assets write-offs	—	—	7,243	—	—	—	7,243
Inventory write-downs	7,038	—	—	—	—	—	7,038
Goodwill impairment	—	40,875	—	—	—	—	40,875
Restructuring expenses and other	2,535	2,559	5,326	83	545	—	11,048
Total of adjustments	9,573	43,434	12,569	83	545	—	66,204
Adjusted Operating Income (Loss)	$11,700	$5,236	$287	$876	$13,642	$(26,157)	$5,584

Revenue	$119,617	$110,416	$73,212	$53,933	$82,565		$439,743
Operating income (loss) % as reported in accordance with GAAP	2%	(35)%	(17)%	1%	16%		(14)%
Operating income (loss) % using adjusted amounts	10%	5%	—%	2%	17%		1%

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Operating Income (Loss) and Margins by Segment

	For the Year Ended December 31, 2020
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$(65,817)	$(88,253)	$(105,680)	$(121,675)	$56,023	$(120,677)	$(446,079)
Adjustments for the effects of:
Long-lived assets impairments	—	61,074	8,826	545	—	—	70,445
Long-lived assets write-offs	7,328	—	16,644	170	—	—	24,142
Inventory write-downs	7,038	—	—	—	—	—	7,038
Goodwill impairment	102,118	52,263	66,285	123,214	—	—	343,880
Restructuring expenses and other	5,055	2,266	8,590	4,272	572	455	21,210
Total of adjustments	121,539	115,603	100,345	128,201	572	455	466,715

Adjusted Operating Income (Loss)	$55,722	$27,350	$(5,335)	$6,526	$56,595	$(120,222)	$20,636

Revenue	$493,332	$477,419	$289,127	$226,938	$341,073		$1,827,889
Operating income (loss) % as reported in accordance with GAAP	(13)%	(18)%	(37)%	(54)%	16%		(24)%
Operating income (loss)% using adjusted amounts	11%	6%	(2)%	3%	17%		1%

	For the Year Ended December 31, 2019 *
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$11,627	$5,730	$(170,013)	$(52,527)	$42,574	$(128,104)	$(290,713)
Adjustments for the effects of:
Long-lived assets impairments	—	—	142,615	16,738	—	—	159,353
Long-lived assets write-offs	11,340	482	18,723	14,108	—	—	44,653
Inventory write-downs	15,433	2,107	2,771	719	255	—	21,285
Goodwill impairment	—	—	—	14,713	—	—	14,713
Restructuring expenses and other	4,228	757	3,526	3,082	102	56	11,751
Total of adjustments	31,001	3,346	167,635	49,360	357	56	251,755

Adjusted Operating Income (Loss)	$42,628	$9,076	$(2,378)	$(3,167)	$42,931	$(128,048)	$(38,958)

Revenue	$583,652	$498,350	$380,966	$266,086	$319,070		$2,048,124
Operating income (loss) % as reported in accordance with GAAP	2%	1%	(45)%	(20)%	13%		(14)%
Operating income (loss)% using adjusted amounts	7%	2%	(1)%	(1)%	13%		(2)%

* Recast to reflect segment changes.

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins by Segment

	For the Three Months Ended December 31, 2020
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses and other	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$14,477	$12,218	$(9,940)	$892	$16,525	$(33,692)	$480
Adjustments for the effects of:
Depreciation and amortization	23,210	3,193	16,979	1,255	667	1,146	46,450
Other pre-tax	—	—	—	—	—	(57)	(57)
EBITDA	37,687	15,411	7,039	2,147	17,192	(32,603)	46,873
Adjustments for the effects of:
Long-lived assets impairments	—	—	1,304	378	—	—	1,682
Inventory write-downs	—	—	—	—	—	—	—
Restructuring expenses and other	221	(3,489)	643	422	27	—	(2,176)
Foreign currency (gains) losses	—	—	—	—	—	720	720
Total of adjustments	221	(3,489)	1,947	800	27	720	226
Adjusted EBITDA	$37,908	$11,922	$8,986	$2,947	$17,219	$(31,883)	$47,099

Revenue	$114,711	$99,899	$67,821	$54,307	$87,524		$424,262
Operating income (loss) % as reported in accordance with GAAP	13%	12%	(15)%	2%	19%		—%
EBITDA Margin	33%	15%	10%	4%	20%		11%
Adjusted EBITDA Margin	33%	12%	13%	5%	20%		11%

	For the Three Months Ended December 31, 2019 *
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses and other	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$(21,650)	$4,660	$(167,221)	$(48,858)	$12,360	$(33,461)	$(254,170)
Adjustments for the effects of:
Depreciation and amortization	44,170	5,779	27,286	30,990	646	1,199	110,070
Other pre-tax	—	—	—	—	—	(3,081)	(3,081)
EBITDA	22,520	10,439	(139,935)	(17,868)	13,006	(35,343)	(147,181)
Adjustments for the effects of:
Long-lived assets impairments	—	—	142,615	16,738	—	—	159,353
Inventory write-downs	15,433	2,107	2,771	719	255	—	21,285
Restructuring expenses and other	4,228	757	3,526	3,082	102	56	11,751
Foreign currency (gains) losses	—	—	—	—	—	3,477	3,477
Total of adjustments	19,661	2,864	148,912	20,539	357	3,533	195,866
Adjusted EBITDA	$42,181	$13,303	$8,977	$2,671	$13,363	$(31,810)	$48,685

Revenue	$151,104	$163,862	$91,773	$68,029	$86,042		$560,810
Operating income (loss) % as reported in accordance with GAAP	(14)%	3%	(182)%	(72)%	14%		(45)%
EBITDA Margin	15%	6%	(152)%	(26)%	15%		(26)%
Adjusted EBITDA Margin	28%	8%	10%	4%	16%		9%

* Recast to reflect segment changes.

`

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins by Segment

	For the Three Months Ended September 30, 2020
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses and other	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$2,127	$(38,198)	$(12,282)	$793	$13,097	$(26,157)	$(60,620)
Adjustments for the effects of:
Depreciation and amortization	25,144	44,028	15,147	866	654	1,712	87,551
Other pre-tax	—	—	—	—	—	(2,388)	(2,388)
EBITDA	27,271	5,830	2,865	1,659	13,751	(26,833)	24,543
Adjustments for the effects of:
Inventory write-downs	7,038	—	—	—	—	—	7,038
Restructuring expenses and other	2,535	2,559	5,326	83	545	—	11,048
Foreign currency (gains) losses	—	—	—	—	—	2,462	2,462
Total of adjustments	9,573	2,559	5,326	83	545	2,462	20,548
Adjusted EBITDA	$36,844	$8,389	$8,191	$1,742	$14,296	$(24,371)	$45,091

Revenue	$119,617	$110,416	$73,212	$53,933	$82,565		$439,743
Operating income (loss) % as reported in accordance with GAAP	2%	(35)%	(17)%	1%	16%		(14)%
EBITDA Margin	23%	5%	4%	3%	17%		6%
Adjusted EBITDA Margin	31%	8%	11%	3%	17%		10%

* Recast to reflect segment changes.

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins by Segment

	For the Year Ended December 31, 2020
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses and other	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$(65,817)	$(88,253)	$(105,680)	$(121,675)	$56,023	$(120,677)	$(446,079)
Adjustments for the effects of:
Depreciation and amortization	212,621	66,772	115,288	127,221	2,666	4,327	528,895
Other pre-tax	—	—	—	—	—	(11,362)	(11,362)
EBITDA	146,804	(21,481)	9,608	5,546	58,689	(127,712)	71,454
Adjustments for the effects of:
Long-lived assets impairments	—	61,074	8,826	545	—	—	70,445
Inventory write-downs	7,038	—	—	—	—	—	7,038
Restructuring expenses and other	5,055	2,266	8,590	4,272	572	455	21,210
Foreign currency (gains) losses	—	—	—	—	—	14,140	14,140
Total of adjustments	12,093	63,340	17,416	4,817	572	14,595	112,833
Adjusted EBITDA	$158,897	$41,859	$27,024	$10,363	$59,261	$(113,117)	$184,287

Revenue	$493,332	$477,419	$289,127	$226,938	$341,073		$1,827,889
Operating income (loss) % as reported in accordance with GAAP	(13)%	(18)%	(37)%	(54)%	16%		(24)%
EBITDA Margin	30%	(4)%	3%	2%	17%		4%
Adjusted EBITDA Margin	32%	9%	9%	5%	17%		10%

	For the Year Ended December 31, 2019 *
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses and other	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$11,627	$5,730	$(170,013)	$(52,527)	$42,574	$(128,104)	$(290,713)
Adjustments for the effects of:
Depreciation and amortization	140,087	20,732	58,044	37,160	2,644	4,760	263,427
Other pre-tax	—	—	—	—	—	(6,635)	(6,635)
EBITDA	151,714	26,462	(111,969)	(15,367)	45,218	(129,979)	(33,921)
Adjustments for the effects of:
Long-lived assets impairments	—	—	142,615	16,738	—	—	159,353
Inventory write-downs	15,433	2,107	2,771	719	255	—	21,285
Restructuring expenses and other	4,228	757	3,526	3,082	102	56	11,751
Foreign currency (gains) losses	—	—	—	—	—	6,320	6,320
Total of adjustments	19,661	2,864	148,912	20,539	357	6,376	198,709
Adjusted EBITDA	$171,375	$29,326	$36,943	$5,172	$45,575	$(123,603)	$164,788

Revenue	$583,652	$498,350	$380,966	$266,086	$319,070		$2,048,124
Operating income (loss) % as reported in accordance with GAAP	2%	1%	(45)%	(20)%	13%		(14)%
EBITDA Margin	26%	5%	(29)%	(6)%	14%		(2)%
Adjusted EBITDA Margin	29%	6%	10%	2%	14%		8%

* Recast to reflect segment changes.